                                                                       Exhibit 8

             [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]

                             125 West 55th Street
                            New York, NY 10019-5389
                                 (212) 424-8000
                           FACSIMILE: (212) 424-8500

                                                 July 22, 2003

Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
1000 Boardwalk
Atlantic City, New Jersey 08401

           Re:  Registration Statement on Form S-1 (File No. 333-105760)
                --------------------------------------------------------

Dear Sirs:

         We have acted as special tax counsel for Trump Casino Holdings, LLC, a Delaware limited liability company ("TCH") and Trump Casino Funding, Inc., a Delaware corporation ("Funding" and, together with TCH, the "Issuers"), and the Guarantors identified below in connection with the preparation and filing with the Securities and Exchange Commission by the Issuers and the Guarantors of a registration statement on Form S-1, File No. 333-105760 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the sale, from time to time, by Donald J. Trump (the "Selling Noteholder"), in the manner described in the prospectus (the "Prospectus") which forms a part of the Registration Statement, of up to $15,000,000 principal amount of 17-5/8% Second Priority Mortgage Notes due 2010 (the "Second Priority Notes"). The obligations of the Issuers under the Second Priority Notes are guaranteed, jointly and severally, by the Guarantors (collectively, the "Guarantees"). The Second Priority Notes were initially issued and sold to the Selling Noteholder in a transaction exempt from registration under the Act. The Second Priority Notes were issued pursuant to an indenture (the "Indenture"), dated as of March 25, 2003, among the Issuers and U.S. Bank, National Association, as trustee, and each of the following entities as guarantors: Trump Marina Associates, L.P., a New Jersey limited partnership, Trump Marina, Inc., a New Jersey corporation, Trump Indiana, Inc., a Delaware corporation, Trump Indiana Realty, LLC, a Delaware limited liability company, THCR Management Holdings, LLC, a Delaware limited liability company, and THCR Management Services, LLC, a Delaware limited liability company (collectively, the "Guarantors"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Registration Statement.

Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 22, 2003
Page 2

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuers and Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In rendering our opinions in this letter, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinion is also based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings, judicial decisions and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion.

         Subject to the foregoing, under current law and based upon the facts, assumptions and qualifications contained herein, it is our opinion that the discussion in the Prospectus under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" constitutes in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the purchase, ownership and disposition of the Second Priority Notes under existing law subject to the qualifications and conditions set forth therein.

         The opinions we express herein are limited solely to matters governed by the Federal income tax laws of the United States. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents, and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this opinion letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                         Very truly yours,

                                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.